Exhibit 99.3

July 19, 2023

Cardiff Lexington Corporation

3753 Howard Hughes Pkwy, Suite 200-876

Las Vegas, NV 89169

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form S-1 of Cardiff Lexington Corporation (the “Company”), and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company.

Sincerely yours,

/s/ L. Jack Staley
L. Jack Staley